NEWS RELEASE

Contacts:	Alan Krenek, Chief Financial Officer
Basic Energy Services, Inc.
432-620-5516

FOR IMMEDIATE RELEASE	Jack Lascar/Sheila Stuewe
DRG&E / 713-529-6600
BASIC ENERGY SERVICES REPORTS SELECTED
OPERATING DATA FOR THE FOURTH QUARTER OF 2005
     MIDLAND, Texas – January 17, 2006 – Basic Energy Services, Inc. (NYSE: BAS) today reported selected operating data for the fourth quarter of 2005. The Company added 11 new build rigs during the quarter, which brings its well servicing rig count to 323 as of December 31, 2005. Rig hours for the fourth quarter of 2005 were 195,000, reflecting a rig utilization rate of 86.3%, up from 76.8% for the same period in 2004. The sequential decrease in the rig utilization rate from the third quarter of 2005 reflects the seasonal slowdown associated with fewer daylight hours and the impact of the holiday season during the fourth quarter of 2005.
OPERATING DATA

	Quarter ended
	December 31,		September 30,
	2005	2004	2005

Number of well servicing rigs: [1]
Weighted average for period	316	284	311
End of period	323	288	312

Rig hours (000s)	195.0	155.9	198.0
Rig utilization rate [2]	86.3%	76.8%	89.0%

Number of fluid service trucks:
Weighted average for period	472	411	465
End of period	477	413	462

[1]	Includes all rigs owned during periods presented and excludes rigs held for sale.

[2]	Rig utilization rate based on the weighted average number of rigs owned during the periods being reported and a 55-hour work week per rig.
The Company currently intends to provide monthly updates of its operating data shortly after the end of each month.
Basic Energy Services, with a fleet of more than 300 well servicing rigs, provides a range of well site services to oil and gas drilling and producing companies throughout the major oil and gas regions in Texas, Louisiana, Oklahoma, New Mexico and the Rocky Mountain States.
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